UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EXPEDITION LEASING, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	20-1112910
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1900 Land O’ Lakes Blvd., Suite 105, Lutz, Florida	33549
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of each class to be so registered	Name of each exchange on which each class is to be registered

______________________________________________________	______________________________________________________

______________________________________________________	______________________________________________________

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates: 333-135514

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, $0.00001 PAR VALUE

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common stock, par value $0.00001, to be registered pursuant to this Registration Statement on Form 8-A, is included in the Registrant’s Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (Registration No. 333-135514) and is hereby incorporated herein by reference.

Item 2.	Exhibits.

EXHIBITS

Exhibit No.	Description
3.01(1)	Articles of Incorporation of Expedition Leasing, Inc.
3.02(1)	Articles of Amendment to Articles of Incorporation of Expedition Leasing, Inc.
3.03(1)	Amended and Restated Articles of Incorporation of Expedition Leasing, Inc.
3.04(1)	Bylaws of Expedition Leasing, Inc.

(1)	Filed as an Exhibit to Form SB-2 filed with the Securities and Exchange Commission on June 30, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EXPEDITION LEASING, INC.

Dated: December 5, 2006	By:	/s/ Jerry Keller
Jerry Keller
President (Principal Executive Officer)